Exhibit 5.1

October 20, 2023

Clean Energy Technologies, Inc.

2990 Redhill Avenue

Costa Mesa, California 92626

Re:	Clean Energy Technologies, Inc./Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Nevada counsel to Clean Energy Technologies, Inc., a Nevada corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3, filed as of the date hereof (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), by the Company with the Securities and Exchange Commission (the “Commission”) for up to $75,000,000 of the Company’s Securities (as defined below) to be issued from time-to-time by the Company in one or more offerings and in any combination of the Securities.

The prospectus (the “Prospectus”) that forms part of the Registration Statement provides that it will be supplemented by one or more prospectus supplements (each a “Prospectus Supplement”) in connection with the registration of Securities. As of the date hereof, the Prospectus has been supplemented by a Prospectus Supplement for the ATM Shares (as defined below) (the “ATM Shares Prospectus Supplement”).

The Registration Statement, including the Prospectus as supplemented from time-to-time by one or more Prospectus Supplements, covers the offering and issuance by the Company of:

(a) shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”);

(b) warrants to purchase Common Stock (the “Warrants”); and

(c) units comprised of any combination of Common Stock and Warrants (the “Units” and collectively with the Common Stock and the Warrants, the “Securities”).

The Securities may be issued and sold or delivered, from time-to-time on a delayed or continuous basis pursuant to the applicable provisions of Rule 415 under the Securities Act, in amounts, at prices, and on terms to be determined in light of market conditions at the time of sale, and as set forth in the Registration Statement, the Prospectus, and the applicable Prospectus Supplement. The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices, and on terms to be set forth in one or more Prospectus Supplements. The Securities are to be sold pursuant to a purchase, underwriting, subscription, placement agency, or similar agreement, which will be in substantially the forms previously filed or to be filed under a Current Report on Form 8-K.

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Of the up to $75,000,000 of the Company’s Securities being registered, up to $25,000,000 of such securities (the “ATM Shares”) have been designated as shares of the Common Stock to be sold in accordance with the terms of Sales Agreement, dated as of October 6, 2023 (“Sales Agreement”), with Roth Capital Partners, LLC (the “Sales Agent”) in accordance with the terms of the Sales Agreement.

For purposes of these opinions, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents (the “Documents”):

(a) the Registration Statement;

(b) the ATM Shares Prospectus Supplement;

(c) the Sales Agreement;

(d) resolutions of the Board of Directors and such other matters as relevant related to the (i) registration of the Securities, (ii) approval of the Sales Agreement and issuance and registration of the ATM Shares and authorization of the Company to execute, deliver, and perform its obligations under the Sales Agreement, and (iii) such other matters as relevant; and

(e) such other corporate charter documents, records, certificates, and instruments as we deem necessary or advisable to render the opinion set forth herein.

In our examination, we have assumed:

(a) the legal capacity of all natural persons executing the Documents;

(b) the genuineness of all signatures on the Documents;

(c) the authenticity of all Documents submitted to us as originals, and the conformity to original documents of all Documents submitted to us as copies;

(d) that the parties to such Documents, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder;

(e) other than with respect to the Company, the due authorization by all requisite action, corporate or other, of the execution, delivery, and performance by all parties of the Documents;

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(f) the validity and binding effect of the Documents on the Company and the other parties;

(g) that: (i) the Registration Statement and any amendments thereto shall have become effective under the Securities Act and will remain effective at the time of issuance of any Securities thereunder; (ii) a Prospectus Supplement describing each class of Securities offered pursuant to the Registration Statement will be timely filed with the Commission; (iii) the definitive terms of each class or series of Securities shall have been established in accordance with resolutions (each, a “Board Action”) duly adopted by the Company’s Board of Directors, the Company’s Articles of Incorporation, and applicable law; (iv) the Company will issue and deliver the Securities identified in any applicable Prospectus Supplement in the manner contemplated by the Registration Statement, the Prospectus, the applicable Prospectus Supplement, and any applicable underwriting, subscription, placement agency, or similar agreement; (v) the total number of shares of Common Stock issuable (including upon conversion, exchange, or exercise of any other security) will not exceed the total number of shares of Common Stock that the Company is authorized to issue under its Articles of Incorporation at the time of issuance; (vi) the Board Action authorizing the Company to offer, issue, and sell the Securities will have been adopted by the Board and will be in full force and effect at the time the Securities are offered and sold by the Company; and (vii) all Securities will have been issued in compliance with federal and state securities law.

(h) With respect to Warrants and Units, that: (i) such Securities have been issued pursuant to an agreement (“Agreement”) between the Company and an agent identified in the applicable Agreement (the “Agent”); (ii) the Agent under such Agreement (A) is qualified to act as an agent under the Agreement under any applicable federal or state law, and is in compliance with such laws with respect to acting as agent under the Agreement, (B) is organized, validly existing, and in good standing under the laws of its jurisdiction of organization, (C) has duly authorized, executed, and delivered such Agreement and such Agreement constitutes the legally valid and binding obligation of such Agent, and (D) has the requisite organizational and legal power and authority to perform its obligations under the Agreement; (iii) such Agreement shall have been duly authorized, executed, and delivered by the Company, and will constitute a valid and binding obligation of the Company and the other parties thereto; (iv) such Agreement will be governed by the laws of the State of Nevada; (v) any terms of Warrants or Units not provided for in the Agreement shall have been established in accordance with the applicable provisions of the Agreement and reflected in appropriate documentation executed and delivered by the Company and the Agent; (vi) such Warrants or Units shall have been duly executed, authenticated, issued, and delivered in accordance with the provisions of such Agreement; (vii) such Warrants or Units will not violate any law applicable to the Company or result in a default under or breach of any agreement binding on the Company; and (viii) such Warrants or Units comply with all requirements and restrictions, if any, applicable to the Company.

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The opinions in paragraphs 2 and 3 below with respect to the enforceability of the Warrants and Units are subject to:

(a) the effect of applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent transfer, and other similar laws affecting the rights and remedies of creditors generally;

(b) the effect of general principles of equity, including, without limitation, limitations on the availability of equitable remedies and concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law); and

(c) the effect of public policy considerations that may limit the rights of the parties to obtain further remedies.

We express no opinion as to the validity or enforceability of the provisions of any Agreement related to choice of law, choice of venue, jurisdiction, waivers of any defense, or waivers of jury trial.

The opinions expressed below are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed for purposes of delivering these opinions expressed herein or any changes in applicable law that may come to our attention after the date the Registration Statement is declared effective.

On the basis of the foregoing and in reliance thereon, and subject to the assumptions, limitations, and qualifications set forth herein, we are of the opinion that:

1. The Common Stock to be sold by the Company, including any Common Stock duly issued upon the exercise of any warrants, including any Warrants offered and issued under the Registration Statement, upon issuance and delivery of certificates (or book-entry notation) against payment therefor as set forth in the Registration Statement, Prospectus, and a Prospectus Supplement will be validly issued, fully paid, and non-assessable.

2. The Warrants, upon issuance and delivery of certificates (or book-entry notation) against payment therefor as set forth in the Registration Statement, Prospectus, and a Prospectus Supplement, will constitute valid and legally binding obligations of the Company.

3. The Units, upon issuance and delivery of certificates (or book-entry notation) against payment therefor as set forth in the Registration Statement, Prospectus, and a Prospectus Supplement, will constitute valid and legally binding obligations of the Company.

4. The ATM Shares have been duly authorized, and when issued in accordance with the terms of the Sales Agreement and as provided in the Registration Statement and the ATM Shares Prospectus Supplement, the ATM Shares will be validly issued, fully paid, and nonassessable.

While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada. Accordingly, we express no opinion regarding the effect of the laws of any other jurisdiction or state, including any federal laws. The opinions we express herein are limited solely to the laws of the State of Nevada, other than the securities laws and regulations of the State of Nevada (as to which we express no opinion).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the reference of our name under the caption “Legal Matters” in the Registration Statement and the Prospectus Supplement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Sherman & Howard L.L.C.

SHERMAN & HOWARD L.L.C.